EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Report on Schedule 13D (including amendments thereto) with respect to the common stock of JAMDAT Mobile Inc. and further agree that this agreement be included as an exhibit to such filing.  Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such Report.  Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.

In evidence whereof, the undersigned have caused this agreement to be executed on their behalf this 28th day of December, 2005.

BENCHMARK CAPITAL MANAGEMENT CO. IV, L.L.C.

By:	/s/ Steven M. Spurlock

Name:	Steven M. Spurlock

Title:	Managing Member

/s/ Mitchell Lasky
MITCHELL LASKY

/s/ Cecilia Barajas
CECILIA BARAJAS

LASKY-BARAJAS LIVING TRUST

By:	/s/ Mitchell Lasky
Mitchell Lasky as co-trustee

By:	/s/ Cecilia Barajas
Cecilia Barajas as co-trustee

LASKY-BARAJAS CHILDREN'S TRUST

By:	/s/ Mitchell Lasky
Mitchell Lasky as co-trustee

By:	/s/ Cecilia Barajas
Cecilia Barajas as co-trustee

LASKY GRANTOR RETAINED ANNUITY TRUST

By:	/s/ Mitchell Lasky
Mitchell Lasky as trustee

BARAJAS GRANTOR RETAINED ANNUITY TRUST

By:	/s/ Cecilia Barajas
Cecilia Barajas as trustee

APAX MANAGERS, INC.

By:	/s/ Gregory Case

Name:	Gregory Case

Title:	Vice President